NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES
ISSUED BY
THE HERZFELD CARIBBEAN BASIN FUND, INC.

As set forth under "The Offering--Method for Exercising Rights" and "The Offering--Payment for Shares," in the Prospectus dated [____], 2007 of The Herzfeld Caribbean Basin Fund, Inc. (the "Fund"), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all Shares of the Fund's shares subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, express mail, overnight courier or first-class mail to The Colbent Corporation, the subscription agent, and must be received prior to 5:00 p.m., Eastern Time on October 19, 2007 (unless extended). The terms and conditions of the rights offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined here have the meanings attributed to them in the Prospectus.

The final subscription price (the “Subscription Price”) for shares of common stock of the Fund to be issued pursuant to the Offer has not yet been determined. One Right will entitle the holder to acquire one share of common stock at a Subscription Price, estimated for purposes of this notice, of $[____]. Payment of the estimated Subscription Price of $[____] per share of the Fund’s common stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the close of business on the third business day after the Expiration Date if the Subscription Rights Certificate(s) evidencing such Subscription Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Offer—Payment for Shares” in the Prospectus.

The Subscription Agent is:

The Colbent Corporation

By First Class Mail Only:	By Hand, Express Mail or Overnight Courier:
The Herzfeld Caribbean Basin Fund, Inc.	The Herzfeld Caribbean Basin Fund, Inc.
c/o The Colbent Corporation	c/o The Colbent Corporation
Attention: Corporate Actions	Attention: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree, Massachusetts 02185-9208	Braintree, Massachusetts 02184

By Facsimile: 1-781-930-4942
Telephone Number for Confirmation: 1-781-930-4900
Telephone Number for Information: Thomas J. Herzfeld Advisors, Inc., 1-800 TJH-FUND

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing a total of Subscription Right(s) and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise such Subscription Right(s) to subscribe for _____ share(s) of the Fund’s common stock with respect to each of the Subscription Rights represented by such Subscription Rights Certificate(s).

The undersigned understands that payment in U.S. dollars of the estimated Subscription Price of $[____] per share for each share of the Fund’s common stock subscribe for must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the third business day after the Expiration Date and represents that such payment, in the aggregate amount of $_______, either (check appropriate box):

  is being delivered to the Subscription Agent herewith

or

has been or will be delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto)

Wire transfer of funds

Name of transferor institution:________________________________________________
Date of transfer:___________________________________________________________
Confirmation number (if available):_____________________________________________

Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date)

Certified check Bank draft (cashier’s check) Money order

Name of maker:__________________________________________________________
Date of check, draft or money order:__________________________________________
Check, draft or money order number:_________________________________________
Bank on which check is drawn or issuer of money order:___________________________

The undersigned understands and agrees that the undersigned will be obligated to pay any additional amount to the Fund if the Subscription Price as determined on the Expiration Date is in excess of the $[____] per share estimated Subscription Price. The undersigned hereby agrees that if the undersigned fails to pay in full for the shares for which the undersigned has subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

Signature(s): _______________________	Address: _______________________

Name(s):___________________________	Area Code and Tel. No(s).:_______________________

(Please type or print)

Subscription Rights Certificate No(s). (if available):__________________________________

GUARANTEE OF DELIVERY

(Not To Be Used For Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature medallion program, pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent (i) payment of the estimated Subscription Price of $ [____] per share for the shares subscribed for in the Primary Subscription and any additional shares subscribed for pursuant to the Over-Subscription Privilege and (ii) a properly completed and executed subscription certificate, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:_________, 2007

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.